Exhibit 99.1
PIPELINE FINANCING LEASE AGREEMENT
by and between
GENESIS NEJD PIPELINE, LLC
as LESSOR
and
DENBURY ONSHORE, LLC,
as LESSEE
for the North East Jackson Dome Pipeline System
Dated: May 30, 2008
All right, title and interest of Lessor under this Financing Lease, which includes Lessor’s interest in the property subject to this Financing Lease, have been collaterally assigned to and are subject to a security interest in favor of Genesis SPE 1 (as defined below) pursuant to a Collateral Agreement (the “Collateral Agreement”). This Financing Lease has been executed in several counterparts. To the extent, if any, that this Financing Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no lien on this Financing Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by Genesis SPE 1, on or following the signature page hereof.
This counterpart is an original counterpart.

TABLE OF CONTENTS

1. Definitions	1
2. Demise and Quiet Enjoyment	12
3. Lease Term and Repayment Obligations	14
4. Consideration	16
5. Use and Operation of Pipeline System	20
6. Shipments	21
7. Alterations and Improvements	22
8. Maintenance and Repair	22
9. Representations and Warranties of Lessor	22
10. Representations and Warranties of Lessee	23
11. Special Covenants of Lessee	25
12. Indemnification	27
13. Risk of Loss	27
14. Sale or Assignment	27
15. Events of Default and Remedies	28
16. Estoppels	35
17. Notices	36
18. Limitation of Liability	37
19. Casualty and Condemnation	37
20. Environmental Matters	39
21. Notice of Environmental Matters	40
22. Miscellaneous	40
Exhibits:

Exhibit A-1	Pipeline System
Exhibit A-2	Rights-of-Way
Exhibit B	Amortization Schedule
Exhibit C	Dispute Resolution Procedures
Exhibit D-1	Mississippi Conveyance
Exhibit D-2	Louisiana Conveyance
Exhibit E	Exchange Note
Exhibit F-1	Exchange Deed of Trust (MS)
Exhibit F-2	Exchange Mortgage (LA)
Exhibit G	Exchange Guaranty
Exhibit H-1	UCC Financing Statement (DE)
Exhibit H-2	UCC Financing Statement – Fixtures (LA)
Exhibit I-1	Memorandum of Lease, Deed of Trust, Security Agreement and UCC Fixture Filing (MS)
Exhibit I-2	Notice of Lease, Mortgage and Security Agreement (LA)

i

Schedules:

Schedule 1(i)	Knowledge (Lessor)
Schedule 1(ii)	Knowledge (Lessee)
Schedule 10.C	Outstanding Consents and Violations
Schedule 10.D	Litigation
Schedule 10.E	Exceptions to Compliance with Applicable Laws
Schedule 10.F	Exceptions to Condition of Pipeline System Representation
Schedule 10.H	Environmental Matters
Schedule 10.H	Outstanding Environmental Permits
Schedule 10.I	Unsatisfied Liabilities

ii

PIPELINE FINANCING LEASE AGREEMENT
     THIS PIPELINE FINANCING LEASE AGREEMENT (this “Financing Lease”) dated this 30th day of May, 2008 (the “Effective Date”), is entered into by and between GENESIS NEJD PIPELINE, LLC a Delaware limited liability company (“Lessor”) and DENBURY ONSHORE, LLC, a Delaware limited liability company (“Lessee”).
R E C I T A L S:
     WHEREAS, Lessor and Lessee desire to enter into this Financing Lease for the North East Jackson Dome Pipeline System located in the State of Mississippi and the State of Louisiana, pursuant to which Lessee leases the North East Jackson Dome Pipeline System and 100% of its capacity on an exclusive basis from Lessor.
W I T N E S S E T H:
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, Lessor and Lessee agree as follows:
     1. Definitions. As used in this Financing Lease, the following terms have the meanings specified below:
          “Administrative Agent” means Fortis Capital Corp. and any replacement or successor agent pursuant to the Applicable Credit Agreement.
          “Affiliate”, (for purposes of this Financing Lease only and without thereby altering the determination of the existence of an affiliate relationship of Lessor and Lessee for other circumstances, when used with reference to (i) Lessor, for only so long as the MLP Entities would be considered Affiliates of Lessor pursuant to the definition in clause (iii) below, “Affiliate” shall include MLP, its subsidiaries and its general partner, Genesis Energy, Inc. (collectively, the “MLP Entities”) and (ii) Lessee, “Affiliate” shall include DRI and its subsidiaries (it being understood that notwithstanding clauses (i) and (ii), the MLP Entities shall not be considered Affiliates of DRI and its other subsidiaries, or vice versa), (iii) any other Person, means and includes any Person which directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through ownership of voting securities, by contract or otherwise.
          “Airgas” means (a) Airgas Carbonic Enterprises, Inc., and (b) its Affiliates and its and their successors and assigns that have or claim rights under any Airgas Document.
          “Airgas Documents” means, collectively, and as may be amended, modified, or otherwise supplemented from time to time, (a) the Purchase and Sale Agreement dated January 18, 2001 among NEJD Pipeline Company Inc., Airgas and DRI, (b) Pledge of Production Proceeds and Trust Agreement made February 2, 2001 among DRI, Airgas, NEJD Pipeline

Company, Inc. and others (the “Airgas Pledge”), (c) the Right of First Refusal and Option to Purchase Agreement dated February 2, 2001 by and between Airgas and DRI (the “Airgas ROFR”), (d) the Amended and Restated Carbon Dioxide Sale and Purchase Contract dated January 1, 2001 by and between DRI and Airgas Carbonic Inc. as amended by (i) the Amendments to Amended and Restated Carbon Dioxide Sale and Purchase Contract effective respectively July 1, 2001 and September 19, 2001 by and between DRI and Airgas Carbonic Inc. and (ii) the Addendum to Carbon Dioxide Sale and Purchase Contract dated August 1, 2006 by and between Genesis Crude Oil, L.P. and Airgas Carbonic Inc.
          “Airgas Pledge” has the meaning provided in the definition of Airgas Documents.
          “Airgas Rights Determination” means the issuance or entry of a judgment, order, finding, award or other determination by a court of law, arbitrator or arbitration panel, whether or not final or appealable, (a) that as a result of any of the Pledge and Related Actions Airgas may enforce a right of first refusal, a right to prior consent, or other compliance requirement or claim under any of the Airgas Documents, or (b) that any of the Pledge and Related Actions be enjoined or declared void because the provisions of any of the Airgas Documents were not complied with in connection with any such Pledge and Related Action.
          “Airgas ROFR” has the meaning provided in the definition of Airgas Documents.
          “Applicable Credit Agreement” has the meaning set forth in the C&A.
          “Applicable Laws” means and includes any and all laws, ordinances, orders, rules, regulations and other legal requirements of all governmental bodies (state, federal, tribal and municipal) having jurisdiction over the ownership, financing, use, occupancy, operation and maintenance of the Pipeline System, as such may be amended or modified from time to time.
          “Bankruptcy Event” means, with respect to any Person, the entry of a decree or order by a court of competent jurisdiction adjudging such Person as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Person under the Federal Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or the consent by such Person to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or similar relief under the Federal Bankruptcy Code or any other applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt.
          “Base Rent” has the meaning set forth in Section 4.A hereof.

          “Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York and Houston, Texas are authorized or required by law to close.
          “C&A” means the Consent and Agreement, dated as of the date hereof, among Lessee, DRI, MLP, Genesis SPE 1, Lessor and the Administrative Agent.
          “Carbon Dioxide” means a substance primarily composed of molecules containing one atom of carbon and two atoms of oxygen and containing at least 95 percent (dry basis) by volume of such molecules.
          “Cash Prepayment Only Default” has the meaning set forth in Section 15.B(1).
          “Cash Prepayment Option” has the meaning set forth in Section 15.C.
          “Casualty” means any damage or destruction of all or any portion of the Pipeline System as a result of a fire, flood, earthquake or other casualty or catastrophe.
          “Charges” has the meaning set forth in Section 22.O hereof.
          “Claims” means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.
          “Closing Agreement” means that certain Closing Agreement with respect to the Pipeline System, by and between Lessor and Lessee, dated as of the Effective Date.
          “Collateral Agreement” has the meaning set forth on the cover page hereto, as amended, restated, supplemented or otherwise modified, refinanced or replaced, in each case from time to time.
          “Collateral Lien” means any Lien created by the Collateral Agreement or any exercise of rights under the Collateral Agreement upon a Lease Event of Default.
          “Condemnation” means, with respect to the Pipeline System, any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Pipeline System or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Body to change the grade of, or widen the streets adjacent to, the Pipeline System or alter the pedestrian or vehicular traffic flow to the Pipeline System so as to result in a change in access to the Pipeline System, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action (as a result of which, in all cases, there is a material adverse effect on the operation of the Pipeline System). A “Condemnation” shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.
          “Contingent Payments” means amounts payable to Lessor pursuant to Section 12 and/or pursuant to Section 5(g) of the C&A.
          “Conveyance” means those certain conveyance documents in the forms attached hereto as Exhibit D-1 and D-2.
          “Default Interest” and “Default Interest Rate” have the meanings set forth in Section 15.E.
          “DRI Credit Agreement” means the Sixth Amended and Restated Credit Agreement, dated as of September 14, 2006, by and among Lessee, DRI, JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders party thereto, as amended, restated, supplemented or otherwise modified, refinanced or replaced, in each case from time to time.
          “DRI” means Denbury Resources Inc.
          “Effective Date” has the meaning set forth in the introductory paragraph hereto.
          “Environmental Costs and Liabilities” means, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any of the foregoing or in response to any violation of or liability under any Environmental Law, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, order or agreement with any Governmental Body or other Person, which relates to any environmental condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute.
          “Environmental Law” means any foreign, federal, state or local statute, regulation, ordinance or other legal requirement as now or hereafter in effect in any way relating to the protection of or regulation of the environment or natural resources, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), as those laws have been amended, any analogous laws and the regulations promulgated pursuant thereto.
          “Environmental Permit” means any permit or approval required by Environmental Laws for the operation of the Pipeline System.

          “Event of Loss” means any of the following:
          (a) a Condemnation that involves a taking of Lessor’s entire interest in the Pipeline System, or that, in the reasonable judgment of Lessor, is likely to have a material adverse effect on the use of the residual value of the Pipeline System (unless the Lessee replaces the portion of the Pipeline System that has been taken so as to restore the Pipeline System to a condition in which the Pipeline System is able to operate at substantially the same capacity as before such Condemnation and, in the reasonable judgment of Lessor, such restoration could reasonably be expected to be completed prior to the end of the Lease Term),
          (b) a Casualty that, in the reasonable judgment of Lessor, is likely to have a material adverse effect on the use or residual value of the Pipeline System (unless the insurance proceeds received in connection with such event are sufficient to repair and restore the Pipeline System to a condition in which the Pipeline System is able to operate at substantially the same capacity as before such Casualty and, in the reasonable judgment of Lessor, such repair and restoration could reasonably be expected to be completed prior to end of the Lease Term), or
          (c) the revocation of any permits or regulatory approvals from Governmental Bodies or third parties, which permits or approvals, as the case may be, are necessary for the ownership and operation of the Pipeline System.
          “Excess Casualty/Condemnation Proceeds” means at any time the excess, if any, of (x) the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation minus (y) the Financing Lease Prepayment Amount then outstanding.
          “Exchange Documents” has the meaning set forth in Section 15.C hereof.
          “Exchange Guaranty” has the meaning set forth in Section 15.C hereof.
          “Exchange Mortgages” has the meaning set forth in Section 15.C hereof.
          “Exchange Note” has the meaning set forth in Section 15.C hereof.
          “Exchange Note Option” has the meaning set forth in Section 15.C.
          “Exchange or Prepayment Option” means either the Cash Prepayment Option or the Exchange Note Option.
          “Exclusive Right” has the meaning set forth in Section 5.B hereof.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York.

          “Financial Assurances” means a letter of credit provided by DRI issued by a financial institution satisfactory to Lessor in its reasonable discretion, made for the benefit of Lessor or its designee or the Administrative Agent, payable upon certification by Lessor or its designee that a Cash Prepayment Only Default has occurred and is continuing, and otherwise in form and substance satisfactory to Lessor in its reasonable discretion in an amount equal to the amount of Base Rent to be paid under this Financing Lease (i) during four complete calendar quarters or (ii) during eight complete calendar quarters if Financial Assurances are provided pursuant to Section 11.B below, and the corporate credit rating of DRI drops below B+ issued by Standard & Poor’s Rating Group, or below a credit rating of B2 issued by Moody’s Investor Service, Inc. Following the date Financial Assurances are required to be delivered hereunder until such time as the event that triggered the requirement of DRI providing such Financial Assurances is no longer in effect, a renewal or substitute letter of credit, upon the same terms and subject to the same conditions as previously described in this sentence, shall be provided by DRI no later than sixty (60) days prior to the scheduled expiration date of any then existing Financial Assurance; provided, that if such renewal or substitute letter of credit is not so provided within thirty (30) days prior to the scheduled expiration date of any then existing letter of credit, the beneficiary thereof shall be entitled to draw on the existing letter of credit.
          “Financing Lease” has the meaning set forth in the introductory paragraph hereto.
          “Financing Lease Documents” means this Financing Lease, the Closing Agreement, the Conveyance, the Financing Lease Guaranty, the Memorandum of Financing Lease, and all other deeds, financing statements, documents or instruments called for in the preceding named documents; it being understood that the C&A is expressly not a Financing Lease Document.
          “Financing Lease Guaranty” has the meaning set forth in Section 4.D hereof.
          “Financing Lease Prepayment Amount” means, at any date of determination, the sum of (a) the unpaid principal balance following the application of all quarterly installments of Base Rent theretofore made by Lessee pursuant to this Financing Lease, as shown in the column entitled “Balance” on Exhibit B, (b) any interest earned but unpaid on such principal balance, including Default Interest pursuant to Section 15.E, and (c) any other amounts owed by Lessee or DRI to Lessor under the Financing Lease Documents and/or payable under Section 5(g) of the C&A to the Lessor or the other parties thereto (including Contingent Payments), in each case as of such date of determination.
          “Financing Lease Transaction” shall have the meaning set forth in Section 4.E hereof.
          “GAAP” means generally accepted accounting principles in the United States of America applicable at the time of the event or occurrence of the condition to which GAAP applies.
          “Genesis Event of Default” has the meaning set forth in Section 3.C(4).

          “Genesis SPE 1” means Genesis NEJD Holdings, LLC, a Delaware limited liability company.
          “Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, tribal or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).
          “Hazardous Material” means any substance, material or waste which is regulated, classified, or subject to liability under or pursuant to any Environmental Law, including, without limitation, petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold or other fungi, and urea formaldehyde insulation.
          “Income Termination Date” shall mean, if either occurs, the earlier of (i) the date on which Lessor accepts in writing a conveyance in lieu of foreclosure of the liens created in this Financing Lease and the Memorandum of Financing Lease covering Lessee’s interest in the Pipeline System or (ii) the date on which a foreclosure sale of such liens has been completed.
          “Intercompany Event of Default” has the meaning set forth in Section 3.C(4) hereof.
          “Interest Lien” means any Lien held by Lessor as a component of Lessor’s interest in the Pipeline System.
          “IRS” has the meaning set forth in Section 4.E hereof.
          “Knowledge” means as follows: (i) with respect to Lessor, the individuals listed on Schedule 1(i), or their respective successors in the same or similar officer positions, shall be deemed to have knowledge of a particular fact or other matter if such individual is consciously aware of such fact or other matter at the time of determination after due inquiry; and (ii) with respect to Lessee, the individuals listed on Schedule 1(ii), or their respective successors in the same or similar officer positions, shall be deemed to have knowledge of a particular fact or other matter if such individual is consciously aware of such fact or other matter at the time of determination after due inquiry.
          “Lease Event of Default” has the meaning set forth in Section 15.A hereof.
          “Lease Term” shall have the meaning set forth in Section 3.A hereof.
          “Lessee” means Denbury Onshore, LLC, a Delaware limited liability company, together with its successors and assigns permitted pursuant to Section 14 hereof.
          “Lessee Retained Liabilities” has the meaning set forth in Section 2.A hereof.
          “Lessor” means Genesis NEJD Pipeline, LLC, a Delaware limited liability company, together with its successors and assigns permitted pursuant to Section 14 hereof.
          “Lessor Debt” has the meaning set forth in Section 3.C(4) hereof.

          “Lessor Financing Statements” means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to perfect Lessor’s security interest in the Pipeline System which secures Lessee’s performance under the Financing Lease.
          “Lessor Lien” means any Lien on the Pipeline System or the Financing Lease Documents arising on or after the Effective Date that is either proven to have been created by Lessor or proven to have arisen based on any action of or failure to act by Lessor, the MLP, its subsidiaries, or its general partner, Genesis Energy, Inc., including with respect to Lessor Taxes; provided that, notwithstanding the foregoing, Lessor Liens shall not include (i) any Interest Lien or other Lien that arises solely from Lessor’s interest in the Pipeline System but is otherwise unrelated to any action of or failure to act by Lessor, the MLP, its subsidiaries or such general partner, (ii) Permitted Encumbrances, (iii) any Lien consented to or created or caused by Lessee or its Affiliates, (iv) any Lien arising out of Lessee’s performance of, or failure to perform, its responsibilities and obligations under the Financing Lease Documents, or otherwise out of a matter for which Lessee is required to provide indemnification pursuant to this Financing Lease, (v) any Lien related to beneficial ownership, operation or maintenance of the Pipeline System, (vi) any Lien created pursuant to the Collateral Agreement or the Financing Lease Documents, (vii) any Lien created pursuant to an assignment permitted by Section 14, (viii) any Lien arising out of or related to Lessee Retained Liabilities, (ix) any Collateral Lien, or (x) any Lien not created by Lessor existing immediately prior to the execution and delivery of this Financing Lease.
          “Lessor Release Mechanics” means, subject to Sections 2(b) and (d) of the C&A, (a) Lessor shall execute and deliver to Lessee (or to Lessee’s designee) at Lessee’s cost and expense (including without limitation any Pipeline System Taxes, but except as herein otherwise expressly provided with respect to Lessor Liens, Collateral Liens or Interest Liens), a reassignment and release of Lessor’s entire interest in the Pipeline System, as it then exists, free and clear of any Lessor Liens, Collateral Liens and Interest Liens, but subject to Permitted Encumbrances and without any representation or warranty, express or implied, regarding title to, the condition of or other matters with respect to, the Pipeline System, it being intended that all of the negations of representations and warranties set forth in Section 2.E shall also expressly apply in the context of the Lessor Release Mechanics; (b) Lessor’s interest in the Pipeline System shall be reassigned and released to Lessee (or to Lessee’s designee) “AS IS, WHERE IS” and in its then present physical condition; (c) Lessor shall execute and deliver to Lessee such releases as may be reasonably requested to release Lessor Liens and shall execute and deliver to Lessee a statement of termination, as appropriate, of this Financing Lease and the Memorandum of Financing Lease, and (d) all future obligations of Lessor and Lessee under this Financing Lease and of DRI under the Guaranty shall terminate and be released upon consummation of such reassignment and release of Lessor’s interest in the Pipeline System to Lessee, provided that the parties hereto shall retain any and all rights to pursue remedies provided herein against the other party pursuant to provisions that expressly survive termination of this Financing Lease or for damages resulting from breaches by such other party of obligations under this Financing Lease or the other Financing Lease Documents and/or the C&A occurring prior to such termination. If the Lessor is complying with the Lessor Release Mechanics in conjunction with the consummation of the Exchange Note Option, then, notwithstanding anything to the contrary herein, it is understood and agreed that the Liens granted pursuant to the Exchange Mortgages are granted in renewal, extension and rearrangement of the Interest Lien reassigned and released pursuant to clauses (b) and (c) above. Notwithstanding anything to the contrary contained in this Financing Lease, any other Financing Lease Document or the C&A, in the case of a prepayment as a result of the occurrence of an Airgas Rights Determination, the Lessor Release Mechanics shall exclude, and Lessor shall not be obligated to perform or comply with, any of the foregoing elements of the definition of Lessor Release Mechanics that would be prohibited by or materially inconsistent with the Airgas Rights Determination, and Lessor’s failure to perform or comply with such elements that would be prohibited by or materially inconsistent with the Airgas Rights Determination shall not excuse Lessee from, or permit Lessee to delay, paying the Financing Lease Prepayment Amount.
          “Lessor Taxes” shall have the meaning set forth in the definition of “Pipeline System Taxes” below.
          “Lessor’s Inspection Right” has the meaning set forth in Section 5.A hereof.
          “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, security interest, encumbrance or preference, priority or other security agreement or any interest in Property to secure payment of a debt or performance of an obligation (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).
          “Margin Stock” has the meaning assigned to such term in Regulation U.
          “Material Indebtedness” means any indebtedness for borrowed money (or guaranty thereof) (other than the obligations under the Financing Lease Documents or the C&A) of either DRI, any of Lessee’s other Affiliates or Lessee (a) in an aggregate principal amount exceeding $50,000,000 or (b) arising under the DRI Credit Agreement.
          “Maximum Rate” has the meaning set forth in Section 22.O hereof.
          “Memorandum of Financing Lease” means, collectively those documents filed pursuant to Section 22.M hereof.
          “MLP” means Genesis Energy, L.P., a Delaware limited partnership
          “Outstanding Consents” shall have the meaning set forth in the Closing Agreement.
          “Permitted Encumbrances” means: (a) any Liens for Pipeline System Taxes that are not yet due and payable; (b) materialmen’s, mechanic’s, repairmen’s, employees’, contractors’ and other similar Liens or charges arising in the ordinary course of business, so long as, at any time, no enforcement action with respect to any such Lien has progressed to the point where a judgment or decree for foreclosure, or a foreclosure sale, could be entered or conducted within the next ensuing thirty (30) day period; (c) all rights reserved to or vested in any Governmental Body to control or regulate any of the real property interests constituting a part of the Pipeline System; (d) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business and which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Pipeline System as it is currently being used or materially interfere with the ordinary conduct of the Pipeline System; (e) other Liens not created by, through or under the Lessee and which do not secure indebtedness for borrowed money, which Liens are incurred in the ordinary course of business and which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Pipeline System as it is currently being used or do not, and could not reasonably be expected to, materially interfere with the ordinary conduct or transfer of the Pipeline System; provided that any such Lien shall be a Permitted Encumbrance for only so long as, at any time, no enforcement action with respect thereto has progressed to the point where a judgment or decree for foreclosure, or a foreclosure sale, could be entered or conducted within the next ensuing thirty (30) day period; (f) the rights of grantors and lessors to consent to a transfer of any Rights-of-Way; and (g) the rights of Airgas with respect to the Pipeline System under the Airgas Documents.
          “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or other entity.
          “Pipeline System” means the North East Jackson Dome Pipeline System in Mississippi and Louisiana as shown on Exhibit A-1 hereto, which is a pipeline that begins at the upstream flange of the twenty-inch (20”) motor-operated mainline valve C-010 located downstream of Lessee’s North East Jackson Dome meter station and has interim termination points at the inlet flanges of the valves or connections upstream of all Lessee meter facilities at the various delivery points along the pipeline, and a final termination point of the pipeline at mile marker M-183 in Ascension Parish, Louisiana, along with all in-line equipment, pipes, flanges, valves, fittings, meters, and related improvements, fixtures and equipment that are physically attached to and are a part of the pipe comprising the pipeline (collectively the “Pipeline Equipment”), including those shown on Exhibit A 1 hereto, and all rights, interests and estates created in the Rights-of-Way, and all additions thereto and substitutions therefor. However, the Pipeline System does not and will not include (a) compressors, pump stations (such as the Brandon pump station now being constructed), or any other equipment connected to and used in conjunction with the pipeline but not an in-line or an attached part of the pipe comprising the pipeline described above, nor (b) any additions located outside of, or any Pipeline Equipment that is not physically attached to the pipeline at points within, the beginning point and termination points described above, except to the extent that such additions are substitutions for any portion of the Pipeline System (including the Pipeline Equipment) as it exists on the Effective Date.
          “Pipeline System Taxes” means all Taxes specifically assessed against the Pipeline System, including Taxes imposed on the ownership, financing, use, occupancy or possession of the Pipeline System but specifically not including “Lessor Taxes” which will shall mean all gross receipts, income or franchise taxes, or other taxes of the nature of income taxes, to which Lessor is subject solely as a result of receiving the payments provided to be paid to Lessor hereunder, but in no event shall Lessor Taxes include amounts greater than those which would be owing by Lessor had this Financing Lease been documented as a promissory note payable by Lessee to Lessor in the principal balance, and payable at the times and in the amounts, set forth on Exhibit B, and secured by a deed of trust lien and security interest covering the Pipeline System.
          “Pledge and Related Actions” means (a) the execution and delivery of the Financing Lease Documents, the C&A and the SRCA, (b) the pledge of the applicable Financing Lease Documents, the C&A and/or the SRCA by Lessor to Genesis SPE 1 pursuant to the Collateral Agreement, (c) the granting of Liens (the “Upstream Liens”) to various secured parties directly or indirectly on the assets of Lessor or Genesis SPE 1 or on the equity interests of Genesis SPE 1, (d) any change in the Person that is the Lessor pursuant to an exercise of remedies under the Collateral Agreement or in connection with the Upstream Liens, or (e) the execution and delivery of the Exchange Documents by the parties thereto.
          “Prepayment or Exchange Terms” has the meaning set forth in Section 15.C hereof.
          “Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person, and includes, without limitation, stock, partnership and limited liability company interests owned or held in any other Person by such Person.
          “Regulation T” means Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder and thereof.
          “Regulation U” means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder and thereof.
          “Regulation X” means Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder and thereof.
          “Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.
          “Remedial Action” means all actions to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the threatened Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) to correct a condition of non-compliance with Environmental Laws.
          “Rights-of-Way” means all surface leases, easements, servitudes, rights-of-way, fee interests, full ownership, leases, leasehold interests, crossing rights, licenses and other interests in real property and/or immovable property associated therewith, initially shown as Exhibit A-2 hereto, and as the same may exist from time to time, and all additions thereto and substitutions therefor, subject to the last sentence of the definition of Pipeline System.

          “SEC” has the meaning set forth in Section 11.C hereof.
          “SRCA” means that certain Special Representations and Covenants Agreement, dated as of even date herewith, by and between MLP and Lessee.
          “Survival Provisions” means all provisions of this Financing Lease which are stated herein to survive the expiration or termination of this Financing Lease, the application of the Lessor Release Mechanics or the exercise of any rights or remedies by Lessor or Lessee hereunder or under the other Financing Lease Documents or the C&A.
          “Tax” or “Taxes” means, however denominated, (x) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, mortgage taxes, intangibles taxes, inventory, escheats, unclaimed property, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by any federal, state or local taxing authority of any jurisdiction; (y) any liability for the payment of any amounts described in clause (x) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability; and (z) any liability for the payments of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).
          “Tax Return” means any report, return, document, declaration or other information or filing (including any amendments, elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any federal, state or local taxing authority or jurisdiction with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes any party to this Financing Lease or any subsidiary of any such party, any documents with respect to or accompanying payments of estimated taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.
     2. Demise and Quiet Enjoyment.
          A. Demise and Lease. Lessor, for and in consideration of the covenants and agreements of Lessee set forth herein, does hereby demise and lease to Lessee for the Lease Term the Pipeline System and 100% of its capacity for Lessee’s exclusive use for transporting Carbon Dioxide, or any other substance Lessee may determine in its sole discretion. Lessee has retained the exclusive right to use the Pipeline System in accordance with Applicable Laws (including without limitation the right of ingress and egress to and use of all easements, fee interests, rights-of-way and crossings comprising the Pipeline System). Lessee retains and assumes all liabilities and obligations of any kind or nature with respect to the Pipeline System (including for Environmental Costs and Liabilities), based upon or arising from or out of, any condition existing or act, event or omission occurring, with respect to the Pipeline System, or the use, occupancy, ownership, operation or maintenance thereof arising, occurring or resulting (a) on or prior to the Effective Date, and (b) from and after the Effective Date (collectively, the “Lessee Retained Liabilities”), except for Lessor Taxes.
          B. Further Assurances by Lessor. Upon the request of Lessee and all at Lessee’s expense, and only if Lessee reasonably determines that it will only be able to complete the given action described in clause (i) through (vi) below with Lessor’s assistance, Lessor agrees to execute and deliver such agreements and documentation and to perform, or cooperate with Lessee in performing, all necessary acts with respect to effectuating Lessee’s use, operation and quiet enjoyment of the Pipeline System and performing its obligations and exercising its rights pursuant to the terms hereof including without limitation, documents and acts related to (i) determining and contesting Tax liabilities, (ii) enforcing, modifying, extending, renegotiating, replacing or obtaining consents or approvals necessary in connection with the Pipeline System, (iii) entering into contracts or other agreements not modifying or contravening the Financing Lease Documents (other than modifications or contraventions pursuant to Section 5.B) or the C&A, (iv) obtaining, renewing, extending, making filings or performing acts required by or necessary to comply with, government permits, licenses, franchises, approvals and other authorities or Applicable Law, (v) asserting or defending against claims against the Pipeline System; and (vi) asserting or defending against condemnation proceedings against, and recovering casualty loss relating to, the Pipeline System.
          C. Quiet Enjoyment. Subject to Lessor’s Inspection Right and Section 2.D, and subject to the rights of Lessor contained in Section 15.B and the other terms of the Financing Lease Documents and/or the C&A to which the Lessee is a party, the Lessee shall peaceably and quietly have, hold and enjoy the Pipeline System for the Lease Term, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor (other than Lessee or anyone claiming by, through or under Lessee) with respect to any matters arising from and after the Effective Date. Such right of quiet enjoyment is independent of, and shall not affect Lessor’s rights otherwise to initiate legal action to enforce the obligations of Lessee under this Financing Lease.
          D. Title. Lessor makes no representation or warranty, express or implied, regarding the Pipeline System. The Pipeline System shall be subject to the rights of parties in possession, the existing state of title (including, without limitation, all Liens except for and excluding Lessor Liens) and all Applicable Laws. Lessee shall in no event have any recourse against Lessor for any defect in or exception to title to the Pipeline System other than resulting from Lessor Liens or from Lessor’s failure to comply with the Lessor Release Mechanics. Lessor’s interest in the Pipeline System is inferior and subject to the pledge of a trust account (the “DRI Trust Account”) and funds to be deposited by DRI therein and the obligation of DRI to make such pledge and to make monthly payments, as provided in paragraph 4 of the Airgas Pledge.

          E. Condition of the Pipeline System. Lessee acknowledges and agrees that Lessee is solely responsible for the design, development, budgeting and construction of the Pipeline System and any alterations or modifications thereto. Lessee further acknowledges and agrees that it is leasing the Pipeline System “AS IS, WHERE IS” without representation, warranty or covenant (express or implied) by Lessor subject to (a) the state of title as provided in Section 2.D above, (b) the rights of any parties in possession thereof, (c) any state of facts which an accurate survey or physical inspection might show, and (d) violations of Applicable Law which may exist on the Effective Date (other than as a result of Lessor Liens). Lessor has not made nor shall be deemed to have made any representation, warranty or covenant (express or implied) nor shall be deemed to have any liability whatsoever as to the title (other than for Lessor Liens), value, habitability, use, condition, design, operation, or fitness for use of the Pipeline System (or any part thereof), or any other representation, warranty or covenant (except Section 2.C hereof and the obligation to comply with the Lessor Release Mechanics when required to do so) whatsoever, express or implied, with respect to the Pipeline System (or any part thereof). Lessor shall not be liable for any latent, hidden, or patent defect therein or the failure of the Pipeline System, or any part thereof, to comply with any Applicable Law (other than as a result of Lessor Liens). In addition to the foregoing, Lessee agrees that Lessor does not warrant that the Pipeline System is free from hidden, redhibitory or latent defects or vices or that the Pipeline System is fit for the use intended by Lessee, and Lessee hereby expressly waives (i) all rights in redhibition pursuant to Louisiana Civil Code article 2520, et seq.; (ii) the warranties against hidden or redhibitory defects in the Pipeline system; and (iii) the warranty that the Pipeline System is fit for its intended use, each of which would otherwise be imposed upon Lessor by Louisiana Civil Code article 2475, Lessee hereby releases Lessor from any liability for hidden, redhibitory or latent defects or vices under Louisiana Civil Code articles 2520 through 2548.
          F. No Obligation of Lessor to Repair, etc. Lessor shall under no circumstances be required to build any improvements on the Pipeline System, make any repairs, replacements, alterations or renewals of any nature or description to the Pipeline System, make any expenditure whatsoever in connection with this Financing Lease (other than for the acquisition of its interest in the Pipeline System in accordance with and pursuant to the terms of the Closing Agreement) or maintain the Pipeline System in any way. Lessee waives any right to (i) require Lessor to maintain, repair, or rebuild all or any part of the Pipeline System or (ii) make repairs at the expense of Lessor pursuant to any Applicable Law, or pursuant to the terms and conditions of any insurance policy maintained by Lessee, and all requirements of the issuer of any such policy, contract, agreement, or covenant, condition or restriction in effect at any time during the Lease Term.
     3. Lease Term and Repayment Obligations.
          A. Term. The term of the Financing Lease will commence at 7:00 a.m. Central Daylight Time on the Effective Date and expire on the day that is the twentieth (20th) anniversary thereof (the “Lease Term”), unless earlier terminated as expressly provided hereunder.

     B. Mandatory Repayment. Upon the expiration of the Lease Term as set forth in Section 3.A above, the parties agree that Lessee will have the right and obligation to pay to Lessor consideration in the amount of One Dollar ($1.00) plus the unpaid amount of the Financing Lease Prepayment Amount, if any, and receive from Lessor, and Lessor will reassign and release to Lessee, Lessor’s interest in the Pipeline System pursuant to the Lessor Release Mechanics for such consideration with such reassignment and release of Lessor’s interest in and to the Pipeline System to Lessee to become effective as of 12:01 a.m. on the next succeeding day following the expiration of the Lease Term and thereafter this Financing Lease and the Financing Lease Guaranty (as defined in Section 4.D below) shall be deemed terminated and released with no further obligations hereunder or thereunder, except as provided in the succeeding sentence. This Section 3.B and the other Survival Provisions shall survive expiration of the Lease Term.
     C. Optional Prepayment. Upon the occurrence of any of the following events or conditions:
     (1) The removal of the general partner of MLP, as a result of which no direct or indirect majority-owned subsidiary of DRI is the general partner of MLP and such removal of the general partner of MLP occurs without the direct approval of DRI;
     (2) Upon a material breach of the terms of this Financing Lease by Lessor which remains uncured thirty (30) days after written notice of such delivered by Lessee to Lessor;
     (3) Upon the occurrence of a Bankruptcy Event with respect to Lessor, Genesis SPE 1, MLP or any MLP Affiliate;
     (4) Upon the occurrence of an event of default by Lessor, MLP or any other MLP Affiliate, under any credit facility, financing arrangement or other indebtedness for borrowed money to which Lessor, MLP or any MLP Affiliate is a party, co-borrower or guarantor in an aggregate principal amount exceeding $10,000,000. For avoidance of doubt, as used in this Section 3.C(4), the term event of default includes, without limitation, an “Event of Default” and an “Intercompany Event of Default” as those terms are defined in the “Applicable Credit Agreement” (the terms in quotations having the same definitions as provided in the C&A) (any event of default triggering this clause (4), a “Genesis Event of Default”);
     (5) Upon (a) a material breach by MLP of a representation, warranty, covenant or agreement under the SRCA which does not provide MLP with a right to written notice and opportunity to cure, or (b) upon a material breach by MLP of a representation, warranty, covenant or agreement under the SRCA which provides MLP with a right to written notice and opportunity to cure and which remains uncured thirty (30) days after such written notice thereof is delivered by Lessee to MLP; or

     (6) Genesis NEJD Pipeline, LLC is no longer the Lessor; or
     (7) The occurrence of an Airgas Rights Determination.
the parties agree that Lessee shall have the option, but not the obligation, to elect to exercise its option to prepay its obligations hereunder in accordance with Section 15.C hereof (provided that in the event of an Airgas Rights Determination, Lessee shall be obligated to consummate the Cash Prepayment Option). Lessor agrees to promptly provide Lessee with a copy of any notices received by Lessor related to any Genesis Event of Default.
     4. Consideration.
     A. Base Rent. During the Lease Term, Lessee agrees to pay base rent (“Base Rent”) to Lessor for the Pipeline System in eighty (80) equal quarterly installments paid in arrears, beginning on the same day of the month as the Effective Date of the 3rd month following the Effective Date (or if there is no same day in that month then the last day of that month) and continuing on the same day of each third month thereafter, in the amount of $5,166,943 per quarter. By way of example, if the Effective Date is August 31st of any year, then the first quarterly installment of Base Rent will be payable on November 30th of that year, and the next quarterly installment of Base Rent will be payable on February 28th (or if a leap year, February 29th) of the following year. Exhibit B sets forth Lessee’s Base Rent payment schedule for the entire Lease Term. For the avoidance of doubt, the Base Rent payments made by Lessee during the Lease Term reflect a full amortization of principal and interest such that the sum of all equal quarterly installments of Base Rent will discharge a principal amount totaling $175,000,000 plus interest earned thereon, over the Lease Term.
     B. Net Lease.
     (1) The Base Rent set forth in this Section 4 shall be absolutely net to Lessor, and all costs, expenses, and obligations of every kind and nature whatsoever relating to the Pipeline System (other than Lessor Taxes) which may arise or become due during the Lease Term of this Financing Lease shall be paid by Lessee. Lessee hereby agrees that it shall not be entitled to any abatement of rents or of any other amounts payable hereunder by Lessee, and that Lessee’s obligation to pay all Base Rent and any other amounts owing hereunder shall be absolute and unconditional under all circumstances.
     (2) Any present or future law to the contrary notwithstanding, this Financing Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Base Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Pipeline System or any part thereof, or the failure of the Pipeline System to comply with all Applicable Law, including any inability to occupy or use the Pipeline System or any part thereof by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or release from, scrapping or destruction of or any requisition or taking of the Pipeline System or any part thereof, (iii) any restriction, prevention or curtailment of or interference with any use of the Pipeline System or any part thereof including eviction; (iv) any defect in title to or rights to the Pipeline System or any Lien on such title or rights or on the Pipeline System (other than Lessor Liens); (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessor or any other Person, or any action taken with respect to this Financing Lease by any trustee or receiver of Lessor or any other Person, or by any court, in any such proceeding; (vi) any claim that Lessee has or might have against any Person, including without limitation any vendor, manufacturer, contractor of or for the Pipeline System; (vii) any failure on the part of Lessor to perform or comply with any of the terms of this Financing Lease (other than performance by Lessor of its obligations set forth in Section 2.C hereof), of any other Financing Lease Document, of the C&A or of any other agreement; (viii) any invalidity or unenforceability or illegality or disaffirmance of this Financing Lease against or by Lessee or any provision hereof, (ix) the impossibility or illegality of performance by Lessee, Lessor or both; (x) any action by any court, administrative agency or other Governmental Body; (xi) the failure to obtain any Outstanding Consents; (xii) any of those specific matters for which MLP has an indemnification obligation under the SRCA; or (xiii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. Lessee’s agreement in the preceding sentence shall not affect any claim, action or right Lessee may have against Lessor. The parties intend that the obligations of Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder and the obligations of Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Financing Lease.
     C. Taxes and Other Costs. Lessee shall pay and discharge all Pipeline System Taxes, but Lessee shall have the right to reasonably contest the amount or validity of any Pipeline System Taxes and at Lessee’s request, Lessor, shall join in such contestation proceedings if requested by Lessee upon Lessee reasonably determining that it will be unable to successfully contest such Taxes without the participation of Lessor. The immediately preceding sentence shall survive expiration or termination of this Financing Lease with respect to Pipeline System Taxes that accrue prior to, or during, the Lease Term or that are triggered by the Lessor Release Mechanics. In no event shall Lessee be in breach under this Financing Lease due to non-payment of any Pipeline System Taxes while Lessee is diligently contesting any such Pipeline System Taxes and is maintaining reserves with respect thereto in accordance with GAAP. Lessee shall have the right to directly pay Pipeline System Taxes to the appropriate government authority and to notify such authority to send bills therefor directly to Lessee. Lessor agrees to provide an appointment of agent, if necessary, for all respective counties and parishes assessing Pipeline System Taxes to cause such governmental authorities to send such bills directly to Lessee. In addition, Lessee will be responsible for paying all power costs and other utilities associated with the Pipeline System. Any fees, taxes or other lawful charges paid by Lessor upon failure of Lessee to make such payments shall, at Lessor’s option, become immediately due from Lessee to Lessor.
     D. DRI Guaranty. Simultaneously with the execution of this Financing Lease, DRI is executing and delivering, and during the Lease Term will maintain in effect, a Guaranty Agreement (the “Financing Lease Guaranty”) for the benefit of Lessor, that unconditionally and irrevocably guarantees the payment obligations of Lessee under this Financing Lease.
     E. Financing Lease Transaction.
     (1) Lessor and Lessee agree and acknowledge that it is their intention that this Financing Lease (including payments made hereunder) together with Lessor’s acquisition of its interest in the Pipeline System from Lessee pursuant to the Financing Lease Documents (together, the “Financing Lease Transaction”), be treated as a secured indebtedness of Lessee to Lessor for U.S. federal income tax purposes and all other purposes. Lessor and Lessee agree to file all federal, state and local income Tax Returns consistent with the characterization of the Financing Lease Transaction as secured indebtedness and shall not make any inconsistent written statements or take any inconsistent position on any such Tax Return, in any refund claim, during the course of any Internal Revenue Service (“IRS”) audit or other tax audit, for any financial or regulatory purpose, in any litigation or investigation or otherwise. Each party shall notify the other party if it receives notice that the IRS or other governmental agency proposes any treatment different than the treatment of the Financing Lease Transaction as giving rise to secured indebtedness. In addition to the foregoing, Lessor and Lessee acknowledge that it is the intent of each party that for all purposes this Financing Lease be treated as a financing lease, that record title of the Pipeline System be held by Lessor solely for security purposes in accordance with such intent and that Lessee continues to be the beneficial owner of the Pipeline System (to the extent located in the State of Mississippi) and that Lessee shall continue to own and hold all of the benefits, and to bear all of the burdens, of ownership of the Pipeline System (to the extent located in the State of Louisiana). Lessor and Lessee agree that neither will take any position contrary to such intent. Lessor and Lessee agree and acknowledge that it is their intention that this Financing Lease and other transactions contemplated will result in Lessee being recognized as the owner of the Pipeline System for all purposes and all Applicable Laws, including for purposes of all United States federal and all state and local income, franchise, transfer and other taxes and for purposes of bankruptcy insolvency, conservatorship and receivership law (including the substantive law upon which bankruptcy, conservatorship and receivership proceedings are based), and the obligations of Lessee to pay Base Rent shall be treated as payments of interest and principal in accordance with Exhibit B, respectively, for purposes of all Applicable Laws, including without limitation all United States federal and all state and local income, franchise, transfer and other taxes and for purposes of bankruptcy insolvency, conservatorship and receivership law (including the substantive law upon which bankruptcy, conservatorship and receivership proceedings are based). Lessor’s interest in the Pipeline System shall be deemed to be, and limited to, a valid and binding security interest in and Lien on Lessee’s interest in the Pipeline System, free and clear of all Liens by, through or under Lessee other than Permitted Encumbrances, as security for all obligations (monetary or otherwise) of Lessee to Lessor arising under or in connection with any of the Financing Lease Documents and/or Section 5(g) of the C&A (it being understood and agreed that Lessee does hereby grant a Lien to Lessor, and its successors, transferees and assigns, for the benefit of Lessor and its successors, transferees and assigns, upon the Lessee’s interest in (i) the Pipeline System, (ii) any proceeds received at any time resulting from the sale or other disposition of all or a part of the Pipeline System, and (iii) all rents, income or related fees or charges for transportation of Carbon Dioxide or any other substance through the Pipeline System from and after the Income Termination Date, to have and hold the same as collateral security for all obligations (monetary or otherwise) of Lessee to Lessor arising under or in connection with any of the Financing Lease Documents and/or Section 5(g) of the C&A); it being further understood and agreed that Lessee does not hereby grant any Lien on any Carbon Dioxide being transported in the Pipeline System at any time or on any proceeds from the sale of such Carbon Dioxide. Nothing contained in this Section 4.E.(1) shall restrict Lessee’s right to operate the Pipeline System, to enter into contracts for the sale or transportation of Carbon Dioxide or other substances through the Pipeline System, to grant UCC security interests in contract rights or accounts relating to income generated by the Pipeline System, or to conduct its business, in accordance with the other provisions of this Financing Lease.
     (2) Specifically, without limiting the generality of clause (1) of this Section 4.E, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee or Lessor, or any of their respective Affiliates or any enforcement actions, the transactions evidenced by the Financing Lease Documents shall be regarded as a secured loan made by Lessor to Lessee for purposes of all United States federal and all state and local income, franchise, transfer and other taxes and for purposes of bankruptcy insolvency, conservatorship and receivership law (including the substantive law upon which bankruptcy, conservatorship and receivership proceedings are based).
     (3) Lessee agrees that if it hereafter grants a real property interest (or for Louisiana, an immovable property interest) that is an assignment of rents, income or related fees or charges for transportation of Carbon Dioxide or any other substance through the Pipeline System, any such real property interest (or immovable property interest), including any memorandum or filing of same in the real property records or other appropriate records of any county, parish or other office in the State of Mississippi or the State of Louisiana, will make such assignment expressly subordinate to the Liens granted to Lessor under this Financing Lease and other Financing Lease Documents, and the Memorandum of Lease will put all parties on notice of the subordination of any such assignment of rents, income or related fees or charges to the Liens created under this Financing Lease; and furthermore any assignment, pledge or real estate (or immovable property) Lien created in violation of Lessee’s agreement in this sentence shall be subordinate to the Liens granted to Lessor in this Financing Lease and in the Memorandum of Lease, and shall terminate immediately upon the Income Termination Date.
     5. Use and Operation of Pipeline System.
     A. Lessee shall have the exclusive right to use, and the obligation to at all times operate, the Pipeline System as a prudent operator in accordance with all Applicable Laws and in accordance with prevailing industry standards. Lessee will utilize the Pipeline System for the transportation of Carbon Dioxide, or any other substance as Lessee may determine in its sole discretion. Lessor shall at all times during the Lease Term be permitted to observe, inspect and monitor Lessee’s operation of the Pipeline System (“Lessor’s Inspection Right”) to ensure Lessee’s compliance with its obligations under this Financing Lease and the operation of the Pipeline System in accordance with Applicable Laws and prevailing industry standards.
     B. If Lessee’s sole and exclusive right to use the entire capacity of the Pipeline System to transport Carbon Dioxide, or any other substance (the “Exclusive Right”) under the terms of this Financing Lease is reasonably believed by Lessee to be threatened due to (a) an application of, or a change in, federal law or regulations or interpretation thereof, applicable to Carbon Dioxide pipelines or their operation or ownership, (b) an application of, or a change in, law or regulations or interpretation thereof, of any state in which the Pipeline System, or any pipeline connected thereto, is located which is similarly applicable, or (c) assertion by a third party of an actual or alleged right to ship Carbon Dioxide on any part of the Pipeline System, or any pipeline connected thereto, then on request of Lessee, the parties hereto shall negotiate in good faith to modify and will modify the terms of this Financing Lease and all documents collateral hereto in order to assure that Lessee will continue to have the Exclusive Right, on terms substantially the same as those contained in this Section 5, provided that such modifications shall not affect Lessee’s obligation to pay Base Rent pursuant to this Financing Lease in the amounts set forth on Exhibit B, the terms of any such payment or the intention of the parties set forth in Section 4.E. For clarification, in no event shall Lessor be required to agree to any change or modification to any Financing Lease Document as the result of the assertion of any claim by Airgas that the Pledge and Related Actions trigger a right of first refusal, a right of prior consent, or other compliance requirement in favor of Airgas under the Airgas Documents.

     C. Lessee shall maintain all operations and safety permits, make all necessary filings with governmental and regulatory authorities, pay amounts and perform acts necessary to maintain, repair and operate the Pipeline System, in good working condition, in accordance with Applicable Laws and in accordance with prevailing industry standards. If Lessor is required to make any filings with or obtain any approvals from any Governmental Body by reason of (i) the ownership of its interest in the Pipeline System or (ii) the business conducted in a given jurisdiction by Lessee, Lessee shall make (or cause to be made) all such filings or obtain (or cause to be obtained) all such approvals, unless failure to do so would not expose Lessor to either criminal liability or any other liability not indemnified against by Lessee under the Financing Lease Documents and/or the C&A.
     D. Lessor shall grant Lessee any and all expropriation rights that Lessor has, by reason of its interest in the Pipeline System, and Lessee shall have the right to initiate any such proceedings to effectuate such rights in any jurisdiction in which the Pipeline System is located.
     E. Lessor shall promptly provide Lessee with written notice to the extent that Lessor has Knowledge of any of the following circumstances: (i) the Pipeline System not being in compliance with Applicable Laws; (ii) the receipt of notice of any change in Applicable Laws with respect to the Pipeline System, or any pending or threatened judicial or administrative action which in any way limits or impedes or could potentially limit or impede the operation of the Pipeline System; or (iii) the receipt of notice of a condemnation, eminent domain or similar proceedings, or any pending or threatened condemnation, eminent domain or similar proceedings against the Pipeline System.
     6. Shipments. Lessee shall, at all times during the Lease Term, be solely responsible for shipments of Carbon Dioxide (or any other substance as Lessee may determine in its sole discretion) in accordance with Applicable Laws with respect to the Pipeline System. Lessor shall not have any right, title or interest to the Carbon Dioxide (or any other substance as Lessee may determine in its sole discretion) in the Pipeline System and Lessee shall, at all times during the Lease Term, have all right, title and interest to the Carbon Dioxide (or any other substance as Lessee may determine in its sole discretion) in and transported through the Pipeline System. If Lessee transports Carbon Dioxide (or any other substance) on behalf of third-parties through the Pipeline System, Lessee shall be entitled to retain all income derived from such transportation on behalf of such third-parties. If, in the reasonable opinion of Lessee’s counsel, the existence of this Financing Lease or the use of the Pipeline System by Lessee subjects the Pipeline System to the jurisdiction of, or regulation by, any federal or state authority as a common carrier, or otherwise, then Lessee shall have the obligation to take such appropriate measures as are reasonably necessary to mitigate or avoid such jurisdiction or regulation. Upon Lessee’s request, Lessor agrees to execute any agreements or take all necessary action to effectuate Lessee’s efforts regarding same, provided that such agreements shall not affect Lessee’s obligation to pay Base Rent pursuant to this Financing Lease in the amounts set forth on Exhibit B, the terms of any such payment or the intention of the parties set forth in Section 4.E.

     7. Alterations and Improvements. Lessee, at its sole cost and expense, may alter or make modifications or improvements to the Pipeline System in accordance with Applicable Laws without Lessor’s prior written consent, including adding or deleting receipt points and delivery points in its sole discretion. Furthermore, Lessee may elect to undertake to increase the capacity of the Pipeline System itself. Except as otherwise expressly provided in this Financing Lease, Lessor shall not make any modifications, alteration, or additions to the Pipeline System without the prior written approval of Lessee.
     8. Maintenance and Repair. Lessee, at its sole cost and expense, shall at all times maintain and keep all aspects of the Pipeline System in good condition and repair, in accordance with Applicable Laws and in accordance with prevailing industry standards, and shall promptly make all necessary and proper repairs, structural and non-structural, ordinary and extraordinary, and all necessary and proper replacements and substitutions thereto. If any changes, modifications, upgrades or alterations to the Pipeline System are required during the Lease Term due to the enactment or amendment of Applicable Laws, then Lessee shall promptly make such changes, modifications, upgrades or alterations and will bear the cost thereof. Lessor shall have no right to maintain, repair, replace, change, modify or alter the Pipeline System during the Lease Term.
Notwithstanding anything to the contrary stated in this Section 8, Lessee shall have no obligation to maintain, repair, replace, change, modify or alter the Pipeline System during the final five (5) years of the Lease Term, provided that Lessee continues to pay Base Rent in accordance with Section 4.A above and the condition of the Pipeline System complies with Applicable Laws, and that the parties comply with their respective obligations set forth in Section 3.B above.
Nothing contained in this Financing Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Pipeline System or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING ANY INTEREST IN THE PIPELINE SYSTEM OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PIPELINE SYSTEM.
     9. Representations and Warranties of Lessor. As of the Effective Date, Lessor represents and warrants to Lessee that:
     A. Organization. Lessor is duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to transact business in those states in which the Pipeline System is situated.
     B. Authority. Lessor has all requisite power and authority to execute, deliver and perform its obligations under this Financing Lease and to consummate the transactions contemplated in this Financing Lease. The execution and delivery of this Financing Lease and the performance of its obligations hereunder by Lessor have been duly and validly authorized by all necessary action of Lessor.
     C. No Violation. Neither the execution of this Financing Lease nor the performance by Lessor of its obligations hereunder violate Lessor’s Limited Liability Company Agreement. Furthermore, neither the execution of this Financing Lease nor the performance by Lessor or any Lessor Affiliate of its obligations hereunder will require consent from any third party under, or violate the terms of, any other contract, commitment, understanding, arrangement or restriction of any kind or character to which Lessor or any Lessor Affiliate is a party or by which its assets are bound.
     D. Litigation Proceedings. There is no presently pending or, to Lessor’s Knowledge threatened, litigation, arbitration or administrative proceeding against Lessor that if adversely determined would adversely affect Lessor’s interest in, or the operation of, the Pipeline System, or Lessor’s ability to enter into and perform its obligations under this Financing Lease
     10. Representations and Warranties of Lessee. As of the Effective Date, Lessee represents and warrants to Lessor that:
     A. Organization and Authority. Lessee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in the State of Mississippi and the State of Louisiana, and has full power and authority to enter into this Financing Lease and perform its obligations hereunder. The execution and delivery of this Financing Lease and the performance of its obligations hereunder by Lessee have been duly and validly authorized by all necessary action of Lessee.
     B. Execution and Effect. This Financing Lease has been duly and validly executed and delivered by Lessee and assuming the due authorization, execution and delivery of this Financing Lease by Lessor, constitutes a valid, binding and enforceable obligation of Lessee; subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     C. No Violation. Except as disclosed in Schedule 10.C, neither the execution and delivery of this Financing Lease by Lessee nor the performance by Lessee of its obligations hereunder (a) violates any provision of the organizational documents of Lessee, (b) subject to obtaining the Outstanding Consents which are set forth on Schedule 10.C, constitutes a breach of or default under (or an event that, with the giving of notice or passage of time or both, would constitute a breach of or default under), or will result in the termination of, or accelerate the performance required by, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon Lessee’s interest in the Pipeline System under, any material contract, commitment, understanding, agreement, arrangement or restriction of any kind or character to which Lessee is a party or by which Lessee or any of its assets are bound (provided, however, that this Section 10.C shall not be construed as constituting a representation or warranty as to (i) whether or not any of the Outstanding Consents, which are set forth on Schedule 10.C, will be obtained, (ii) the effect of failing to obtain any such Outstanding Consent, or (iii) the effect of the Airgas Documents, or (c) violates in any material respect any statute, law, regulation or rule, or any judgment, decree, writ or injunction or any Governmental Body applicable to Lessee or any of its assets.
     D. Litigation. Except as disclosed in Schedule 10.D, (a) there are no judgments, orders, writs or injunctions of any Governmental Body, presently in effect or pending or, to Lessee’s Knowledge threatened, against Lessee with respect to its interest in the Pipeline System or the operation thereof, or, which, if adversely determined, would impair or prohibit the ability to perform its obligations hereunder, (b) there are no claims, actions, suits or proceedings by or before any Governmental Body pending or, to Lessee’s Knowledge, threatened by or against Lessee with respect to its interest in the Pipeline System or the operation thereof, and (c) the Pipeline System is not the subject of any pending or, to Lessee’s Knowledge, threatened claim, demand, or notice of violation or liability from any Person.
     E. Compliance with Applicable Law. Except (a) as disclosed in Schedule 10.E, and (b) with respect to Environmental Law, which are addressed in Section 10.H below, Lessee has complied with all material provisions of all Applicable Laws, judgments and decrees applicable to its operation and use of the Pipeline System as presently conducted and Lessee has not received any written notification, and is not aware of any planned written notification, that it is not presently in compliance therewith.
     F. Condition of Pipeline System. Except as disclosed in Schedule 10.F, the Pipeline System is in good operating condition, complies with Applicable Laws and meets prevailing industry standards for operation and use.
     G. Taxes. All Tax Returns required to be filed by federal, state or local laws with respect to the Pipeline System Taxes have been filed by Lessee, and all Pipeline System Taxes imposed or assessed, whether federal, state or local, which are due or payable for any period ended, have been paid or provided for.
     H. Environmental Matters.
          (a) Except as disclosed in Schedule 10.H, (i) Lessee has not received any written notification that asserts (and does not have any Knowledge) that any portion of the Pipeline System is not in compliance with applicable Environmental Law and (ii) to Lessee’s Knowledge, no condition or circumstance exists which would give rise to any material Environmental Costs and Liabilities related to the Pipeline System.

          (b) Except as disclosed in Schedule 10.H, (i) all of the Environmental Permits have been granted by the appropriate authority and (ii) are valid and in full force and effect. There are no material actions or proceedings for the revocation thereof or any other material action or proceeding before any Governmental Body involving any Environmental Permit.
     I. No Unsatisfied Liabilities. Except as disclosed in Schedule 10.I, and other than matters which arise out of Lessor’s interest in the Pipeline System, there are no debts, liabilities or obligations of Lessee secured by or burdening Lessee’s interest in the Pipeline System other than obligations that will be satisfied, and obligations to be performed under the terms of the Rights of Way or imposed by Applicable Law.
     J. Investment Company Act. Lessee is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 and Lessee is not subject to regulation under any United States federal or State statute or regulation which limits its ability to incur indebtedness.
     K. Solvency. The fair value of Lessee’s Properties exceeds the probable liability of its debts and other liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of Lessee’s Property is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Lessee is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Lessee does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
     L. Margin Regulations. Lessee is not engaged principally or as one of its important activities in the business of extending credit for the purpose of buying or carrying Margin Stock, and no part of the proceeds of this Financing Lease have been or will be used directly or indirectly, whether used immediately, incidentally or ultimately, for any purpose that entails a violation of or that is inconsistent with the provisions of the regulations of the Board of Governors, including Regulation T, Regulation U or Regulation X.
     M. DRI Trust Account. The DRI Trust Account is fully funded in compliance with the requirements of the Airgas Pledge.
     11. Special Covenants of Lessee. In addition to the other terms, conditions, representations and warranties contained in this Financing Lease, and without in any way modifying or diminishing the obligations under the Guaranty, as of the Effective Date and throughout the Lease Term (as if remade on each day during the Lease Term), Lessee covenants as follows:

     A. Upon the occurrence of a default(s) by Lessee and/or DRI or any of DRI’s Affiliates on any Material Indebtedness to which it is a party having an aggregate principal balance or other liability which, upon acceleration in accordance thereof, is in excess of $50,000,000, owing to any Person, Lessee shall promptly notify Lessor of such default(s) and shall cause DRI to provide Financial Assurances to Lessor within 30 days following Lessor’s written notice to Lessee that DRI do so.
     B. If at any time during the Lease Term the corporate credit rating of DRI drops below BB- issued by Standard & Poor’s Ratings Group, or below B1 issued by Moody’s Investors Service, Inc., Lessee shall promptly notify Lessor of such drop in credit rating and shall cause DRI to provide Financial Assurances to Lessor within 30 days following Lessor’s written notice to Lessee that DRI do so. Lessee shall also promptly notify Lessor of the drop in credit rating described in the definition of “Financial Assurances.” Any draw made under Financial Assurances shall be applied first to expenses and Claims (other than as set forth in second and third below) then owing to Lessor under the Financing Lease Documents and/or Section 5(g) of the C&A, second to unpaid interest due and owing hereunder, and third to the principal component of the installments of Base Rent, in inverse order of maturity.
     C. Unless available through the electronic data gathering, analysis and retrieval system of the Securities and Exchange Commission (“SEC”), or otherwise publicly available as documents are filed with the SEC, Lessee shall furnish to Lessor on or before 60 days after the end of each fiscal quarter and on or before 120 days after the end of each fiscal year, a copy of all of DRI’s and its subsidiaries’ and affiliates’ quarterly and annual financial statements (prepared in accordance with generally accepted accounting principles).
     D. If during the Lease Term, DRI is no longer a reporting entity under the Securities Exchange Act of 1934, Lessee shall deliver annual reserve reports to Lessor, within 90 days after the end of each fiscal year, with respect to (i) each Carbon Dioxide field from which Carbon Dioxide is shipped on the Pipeline System, and (ii) each hydrocarbon field to which Carbon Dioxide is shipped on the Pipeline System.
     E. Lessee agrees that Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien (other than any Permitted Encumbrances, Lessor Liens, Collateral Liens and Interest Liens), defect, attachment, levy, title retention agreement or claim upon the Pipeline System or any Lien, attachment, levy or claim with respect to the Base Rent, the Financing Lease Prepayment Amount or other amounts owing hereunder, other than Permitted Encumbrances, Lessor Liens, Collateral Liens and Interest Liens, provided that with respect to Outstanding Consents, Lessee’s sole obligation will be to comply with Lessee’s agreements in Section 4 of the Closing Agreement. Lessee’s obligation to discharge any Lien, attachment, levy or claim as set forth in this Section 11.E shall apply notwithstanding the fact that such Lien, attachment, levy or claim does not breach any warranty of or representation regarding title to the Pipeline System made by Lessee.

     F. Lessee shall at all times cause DRI to satisfy its obligations under the Airgas Pledge to cause the DRI Trust Account to be fully funded at all times.
     12. Indemnification. Lessee shall indemnify, defend, protect and hold Lessor, MLP, and any MLP affiliates and each of their respective officers, directors, employees, representatives and agents, harmless from and against any and all claims, liabilities, obligations, damages, actions, suits, proceedings, investigations, complaints, demands, assessments, judgments, costs, penalties, forfeitures, losses, fees or expenses (including attorneys’ fees) in any way relating to or arising out of (a) the Pipeline System or any part thereof or interest therein or (b) Lessor’s compliance with any further assurances covenant in this Financing Lease, including, without limitation, Section 2.B; provided, however, Lessee shall not be required to indemnify any Person under this Section 12 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of Lessor or other indemnitee (IT BEING UNDERSTOOD THAT LESSEE SHALL BE REQUIRED TO INDEMNIFY AN INDEMNITEE EVEN IF THE ORDINARY (BUT NOT GROSS) NEGLIGENCE OF LESSOR CAUSED OR CONTRIBUTED TO SUCH CLAIM), (2) the breach of any representation, warranty or covenant of Lessor set forth in any Financing Lease Document or the C&A, (3) any Claim resulting from Lessor Liens which any indemnitee is responsible for discharging under (A) the Financing Lease Documents, (B) the SRCA or (C) the C&A, (4) any Claim to the extent resulting from Lessor’s failure to make timely payments to Genesis SPE 1 as required under the NEJD Intercompany Note (as such term is defined in the C&A) so long as Lessee has made timely payments of all Base Rent hereunder, or (5) any matter arising out of or related to an Airgas Rights Determination or any rights of Airgas with respect to the Pipeline System under the Airgas Documents. It is expressly understood and agreed that the indemnity provided for herein and the other Survival Provisions shall survive the expiration or termination of this Financing Lease, the consummation of the reassignment and release of Lessor’s interest in the Pipeline System or the exercise by Lessor of its remedies hereunder, and shall be separate and independent from any remedy under the Financing Lease, any other Financing Lease Document or the C&A.
     13. Risk of Loss. Lessee agrees to assume all risk of loss and damage to the Pipeline System. In the event of loss (including casualty loss) or damage to the Pipeline System, (i) Lessee shall promptly repair, rebuild and reconstruct the Pipeline System, and (ii) all of Lessee’s obligations (including payment) shall continue in full force and effect.
Notwithstanding anything to the contrary stated above in this Section 13, Lessee shall have no obligation to repair, rebuild or reconstruct the Pipeline System during the final five (5) years of the Lease Term, provided that Lessee continues to pay Base Rent in accordance with Section 4.A above and the condition of the Pipeline System complies with Applicable Laws, and that the parties comply with their respective obligations set forth in Section 3.B above.
     14. Sale or Assignment. From and after the Effective Date, neither Lessee nor Lessor may assign, sell, convey, transfer, sublease or encumber (other than Permitted Encumbrances) the Pipeline System, its interest in the Pipeline System or this Financing Lease or their rights or obligations hereunder, either in whole or in part without the prior consent of the other party; provided, however, that Lessor may pledge or assign its interest in this Financing Lease pursuant to the Collateral Agreement and any exercise of remedies pursuant thereto. Any purported assignment, sale, conveyance, other transfer, sublease or encumbrance in contravention of the foregoing terms shall be null and void.
     15. Events of Default and Remedies.
     A. Events of Default. The occurrence of one or more of the following events or conditions shall constitute a “Lease Event of Default”:
     (1) the occurrence of a Bankruptcy Event with respect to Lessee or DRI;
     (2) (i) the failure of Lessee to make any payment of Base Rent to Lessor as and when due hereunder; provided, however, that only in the case of the first failure during any calendar year to make any payment of Base Rent to Lessor as and when due hereunder, the failure to make such payment as and when due shall not constitute a Lease Event of Default unless such failure continues for ten (10) days after written notice from Lessor to Lessee of such failure, but any subsequent failure during such calendar year to make any payment of Base Rent as and when due hereunder shall automatically constitute a Lease Event of Default without the requirement of any notice from Lessor; provided further, that in order to cure the failure to make any payment of Base Rent as and when due, in addition to paying the full amount of such payment Lessee shall also pay all Default Interest accrued during the period from the original due date of such payment until such payment is made to Lessor hereunder; or (ii) the failure of Lessee or DRI to make any payment (other than a payment of Base Rent) as and when due hereunder, under the Financing Lease Guaranty or Section 5(g) of the C&A, if such failure continues for ten (10) days after written notice from Lessor to Lessee of such failure;
     (3) the material breach (i) by Lessee of any representation, covenant or agreement set forth in this Financing Lease, (ii) by DRI of any representation, covenant or agreement in the Guaranty or (iii) by Lessee or DRI of any representation, covenant or agreement in the C&A, where such material breach under (i), (ii) or (iii) above continues for thirty (30) days after receipt by Lessee or DRI, as applicable, of written notice thereof from Lessor; provided, however, that if the matter which is the subject of the breach cannot by its nature, if diligently pursued, be remedied by such party within said thirty (30) day period, and such party shall have prepared a plan for remedying such failure that is reasonably acceptable to Lessor and such party is proceeding with diligence to implement such plan, such thirty (30) day period shall be extended by such additional time period as may be reasonably agreed to by Lessor to implement such plan, and, provided further, however, that the remedying of such potential default shall not affect the right of Lessor under this Financing Lease if other defaults occur before such potential default has been remedied and provided further that the notice and opportunity to cure provisions of this Section 15.A(3) shall not apply to any other events of default under this Section 15.A;
     (4) Lessee’s failure to deliver Financial Assurances as and when required by Section 11.A or 11.B; and
     (5) the failure of DRI to satisfy any payment obligation as and when due under the Guaranty.
     (6) DRI or Lessee shall fail to make any payment (whether of principal or interest) in respect of the DRI Credit Agreement, when and as the same shall become due and payable, after giving effect to any applicable cure period set forth therein;
     (7) Lessee or DRI or any of DRI’s subsidiaries shall fail to observe or perform any term, covenant, condition or agreement (other than a default referenced in Section 15.A(6) above) contained in any agreement or instrument evidencing or governing Material Indebtedness, which failure, in any case, results in such Material Indebtedness becoming due and payable prior to its scheduled maturity;
     (8) any Financing Lease Document or any material provision thereof after delivery thereof (a) shall for any reason, except to the extent permitted by the terms thereof (or as waived by Lessor in accordance with the terms hereof), be proven to have ceased to be valid, binding and enforceable in accordance with its terms against Lessee or DRI or any of them shall so state in writing, or (b) shall be repudiated in writing by Lessee or DRI; or
     (9) the failure, after the occurrence of an Airgas Rights Determination, of Lessee to consummate the Cash Prepayment Option as required by Section 3.C(7) in accordance with Section 15.C.
     B. Remedies. Upon the occurrence of any Lease Event of Default of the type described in Section 15.A(1), the Financing Lease Prepayment Amount shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Lessee and Lessee shall, all without presentment, demand, protest or other notice of any kind, consummate the Cash Prepayment Option in accordance with the Lessor Release Mechanics as if Lessor had made demand pursuant to Section 15.B(1) below. Upon the occurrence of any Lease Event of Default other than a Lease Event of Default of the type described in Section 15.A(1), and at any time thereafter during the continuance of such Lease Event of Default, Lessor may, by notice to Lessee, declare the Financing Lease Prepayment Amount as of such date, to be due and payable in whole, and thereupon such amount, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Lessee. Lessor agrees that it will not pursue the remedies set forth in clauses 15.B(2), (3), (5), or (7) below, unless and until either a Bankruptcy Event with respect to either Lessee or DRI has occurred or Lessor has demanded that Lessee exercise either the Exchange or Prepayment Option pursuant to clause 15.B(1) below and Lessee has failed to comply with such demand within the period provided in clause 15.B(1) and otherwise in accordance with Section 15.C. In addition, but subject to the immediately preceding sentence, upon the occurrence of any Lease Event of Default and at any time thereafter so long as such Lease Event of Default is continuing, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Lease Event of Default (it being the intent of the parties that such remedies shall be consistent with the intent of the parties set forth in Section 4.E):
     (1) Lessor may, by written notice to Lessee, demand that Lessee exercise either the Exchange or Prepayment Option (whichever one is selected by Lessee) in accordance with Section 15.C hereof; provided that if such notice is based on any Lease Event of Default other than as described in Section 15.A(3) (each such other Lease Event of Default, a “Cash Prepayment Only Default”), the Exchange Note Option shall not be available to Lessee and Lessee shall repay its obligations hereunder pursuant to the Cash Prepayment Option. Until the earliest to occur of (a) a Bankruptcy Event with respect to Lessee or DRI, (b) such prepayment not being consummated within thirty (30) days of such notice (or sixty (60) days of such notice, if throughout such sixty (60) day period Lessee is using its best efforts to consummate the applicable option), and (c) receipt by Lessor of written acknowledgement from Lessee that it does not intend to consummate such applicable option within such thirty (30) or sixty (60) day period, Lessor agrees not to pursue the remedies set forth in clauses 15.B(2), (3), (5), or (7) below. During the second thirty (30) day period, Lessor may commence any action, deliver or file any notices or other documents or otherwise take steps toward foreclosure of the liens and security interests created hereby, but no order or decree may be entered authorizing any such foreclosure, and no foreclosure sale or other transfer of beneficial ownership of the Pipeline System may occur, during such sixty (60) day period.
     (2) Lessor may, without prejudice to any other remedy which Lessor may have for possession of the Pipeline System, and to the extent and in the manner permitted by Applicable Law, enter upon the Pipeline System and take immediate possession of (to the exclusion of Lessee) the Pipeline System and expel or remove Lessee and any other Person who may be occupying the Pipeline System, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor’s other damages, Lessee shall be responsible for all costs and expenses incurred by Lessor in connection with any and all costs of any alterations or repairs made by Lessor;

     (3) As more fully set forth below in this Section and in the Memorandum of Financing Lease, Lessor may foreclose the lien herein created or sell all of Lessee’s interest in the Pipeline System at public or private sale, as Lessor may determine;
     (4) Lessor may, at its option, elect to continue to collect Base Rent, in accordance with Section 4.A hereof and all other amounts due to Lessor (together with all costs of collection) and enforce Lessee’s obligations under this Financing Lease as and when the same become due, or are to be performed, by suit or otherwise;
     (5) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, including any and all rights or remedies under the Financing Lease Documents, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice Lessor’s right to collect any such damages for any subsequent period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term;
     (6) Lessor may retain and apply against the Financing Lease Prepayment Amount, all sums which Lessor would, absent such Lease Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Financing Lease;
     (7) Lessor, to the extent permitted by Applicable Law, as a matter of right and with notice to Lessee, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Pipeline System, and Lessee hereby irrevocably consents to any such appointment. Any such receiver(s) shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of Lessor in case of entry, and shall continue as such and exercise such powers until the date of confirmation of the sale of Lessee’s interest in the Pipeline System unless such receivership is sooner terminated;
Lessor and Lessee agree that (i) to secure Lessee’s obligations to Lessor (monetary or otherwise) hereunder for the benefit of Lessor and to secure payment of the Financing Lease Prepayment Amount and all other amounts payable from Lessee to Lessor under the Financing Lease Documents and Section 5(g) of the C&A in connection therewith, but subject to the limitations set forth in Section 4.E(1) above, (A) Lessee has granted a Lien to Lessor against Lessee’s interest in the portion of the Pipeline System located in the State of Mississippi, any proceeds received at any time resulting from the sale or other disposition of all or a part of the Pipeline System, and all rents, income or related fees or charges for transportation of Carbon Dioxide or any other substance through the Pipeline System from and after the Income Termination Date, WITH POWER OF SALE as provided herein and in the Memorandum of Financing Lease to be recorded in the State of Mississippi, to the extent permitted by law, and that, upon the occurrence of any Lease Event of Default, Lessor shall have the power and authority, to the extent provided by law, after proper notice and lapse of such time as may be required by law, to sell all of Lessee’s interest in the Pipeline System (and the proceeds, rents, income or related fees or charges described in this clause (A)) at the time and place of sale fixed by Lessor in such notice of sale, at auction to the highest bidder for cash in lawful money of the United States payable at the time of sale; accordingly, it its acknowledged that A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT; A POWER OF SALE MAY ALLOW LESSOR TO TAKE LESSEE’S INTEREST IN THE PIPELINE SYSTEM AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION, and may take such other actions as are provided in the Memorandum of Financing Lease; and (B) Lessee has granted a Lien to Lessor against Lessee’s interest in the portion of the Pipeline System located in the State of Louisiana, any proceeds received at any time resulting from the sale or other disposition of all or a part of the Pipeline System, and all rents, income or related fees or charges for transportation of Carbon Dioxide or other substances through the Pipeline System from and after the Income Termination Date pursuant to the terms of the Memorandum of Financing Lease to be recorded in the State of Louisiana; and (ii) upon the occurrence of any Lease Event of Default, Lessor, in lieu of or in addition to exercising any power of sale hereinabove given or granted in the Memorandum of Financing Lease, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of Lessee’s interest in the Pipeline System, or against Lessee on a recourse basis for the Financing Lease Prepayment Amount, or for the specific performance of any covenant or agreement herein contained (in a manner not inconsistent with the intent of the parties as set forth in Section 4.E) or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of Lessee’s interest in the Pipeline System, or for the enforcement of any other appropriate legal or equitable remedy.
The security interest and lien created under the preceding paragraph secures all obligations (whether monetary or otherwise) of Lessee and DRI to Lessor now or hereafter existing under this Financing Lease and each other Financing Lease Document and Section 5(g) of the C&A, whether for Base Rent, costs, fees, expenses or otherwise, including the Financing Lease Prepayment Amount.
Upon completion of any foreclosure sale, whether judicially or by power of sale, and actual receipt by Lessor of the proceeds of the foreclosure sale, (i) the proceeds actually received by Lessor from such foreclosure sale shall be applied in accordance with Applicable Law, including payment of the cost of sale, payment of the Financing Lease Prepayment Amount and payment of any excess to Lessee or to whomever else may be entitled to such excess under Applicable Law, (ii) Lessee shall remain obligated to pay any deficiency (i.e., the amount by which the Financing Lease Prepayment Amount exceeds the portion of the foreclosure proceeds applied toward the Financing Lease Prepayment Amount), (iii) Lessee and Lessor shall each remain obligated to pay and perform their respective obligations under the Survival Provisions and (iv) except as otherwise provided in clauses (ii) and (iii) of this paragraph, Lessee shall have no further rights or obligations under this Financing Lease.

Any exercise of remedies by Lessor following the occurrence of any Lease Event of Default will be conducted in compliance with the applicable provisions of the Airgas ROFR and the Airgas Pledge.
To the maximum extent permitted by law, Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement, re-entry, repossession and redemption laws now or hereafter in force, the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting Lessor with respect to the election of remedies, all rights of marshaling in the event of any sale of Lessee’s interest in the Pipeline System or any interest therein, and any other rights which might otherwise limit or modify any of Lessor’s rights or remedies under this Section 15.B;
Lessor shall be entitled to enforce payment of the indebtedness from Lessee to Lessor hereunder and performance of the obligations of Lessee for the benefit of Lessor secured hereby and to exercise all rights and powers under this instrument or under any of the other Financing Lease Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect Lessor’s right to realize upon or enforce any other security now or hereafter held by Lessor, it being agreed that Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by Lessor in such order and manner as Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Financing Lease Documents to Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Lessor. In no event shall Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, the appointment of a receiver and the entry of such receiver onto all or any part of the Pipeline System), be deemed a “mortgagee in possession”, and Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.
If, pursuant to the exercise by Lessor of its remedies pursuant to this Section 15.B (including acceleration), the Financing Lease Prepayment Amount has been paid in full and Lessor receives proceeds greater than the Financing Lease Prepayment Amount, then Lessor shall remit to Lessee any excess amounts actually received by Lessor after application of the proceeds of any foreclosure sale in accordance with Applicable Laws, including without limitation payment of the costs of such foreclosure sale. If, provided that Lessee has complied with the provisions of Section 15.B(1), pursuant to the exercise by Lessor of its remedies pursuant to this Section 15.B (including acceleration), the Financing Lease Prepayment Amount has been paid in full, then, if the Pipeline System has not been foreclosed upon or otherwise sold as permitted pursuant to the permitted exercise by Lessor of it remedies described in Section 15.B, at the sole cost and expense of Lessee, Lessor shall reassign and release to Lessee Lessor’s interest in the Pipeline System pursuant to the Lessor Release Mechanics.

Upon the occurrence of a Lease Event of Default and the expiration of any applicable cure or grace period provided herein with respect thereto, Lessor shall have the option, but not the obligation, to perform a covenant on Lessee’s behalf and in connection therewith, incur reasonable expenses for the account of Lessee, and any and all such sums expended or obligations reasonably incurred by Lessor in connection therewith shall be paid by Lessee to Lessor within thirty (30) days following written invoice from Lessor.
     C. Lessee Exchange or Prepayment Options. Upon the occurrence of any of the circumstances set forth in Section 3.C(1) through 3.C(7), Lessee shall have the option, but not the obligation, but only within thirty (30) days of the occurrence of any such event, to notify Lessor of its intention to exercise either the Cash Prepayment Option or Exchange Note Option. Upon Lessor’s delivery of the demand described in Section 15.B(1), Lessee shall have the obligation to consummate either the Cash Prepayment Option or Exchange Note Option, on and in accordance with, and within the time period prescribed by, the Prepayment or Exchange Terms (as defined below), except that upon the occurrence of an Airgas Rights Determination, Lessee shall be obligated to consummate the Cash Prepayment Option in accordance with, and within the time period prescribed by, the Prepayment or Exchange Terms. Upon either an election by Lessee as provided in the first sentence above or a demand by Lessor as provided in the second sentence above, the applicable option, shall be consummated on and in accordance with the Prepayment or Exchange Terms (as defined below). As used herein, “Prepayment or Exchange Terms” shall mean the consummation of either the Cash Prepayment Option or the Exchange Note Option whereby (i) the parties shall cooperate in good faith to consummate the applicable option as soon as reasonably possible, and if the parties are unable to consummate the applicable option within thirty (30) days of any of Lessee’s notice, Lessor’s demand or the occurrence of an Airgas Rights Determination, as applicable, the parties shall submit to an arbitration proceeding conducted in accordance with Section 22.H below to resolve any remaining issues related thereto; and (ii) the closing of such prepayment shall occur in accordance with the Lessor Release Mechanics. The applicable option shall be consummated either (a) by the Lessee paying the Financing Lease Prepayment Amount in immediately available funds (the “Cash Prepayment Option”), or (b) if no Cash Prepayment Only Default has occurred and is continuing, then at the Lessee’s election (the “Exchange Note Option”), by Lessee executing and delivering to Lessor a promissory note (the “Exchange Note”) in the form attached hereto as Exhibit E, in an original principal amount equal to the principal amount then outstanding under this Financing Lease as of the date of such Exchange Note (and with the amortization schedule to such Exchange Note matching exactly the remaining amortization schedule set forth on Exhibit B hereto, with any amount by which the Financing Lease Prepayment Amount exceeds the principal amount then outstanding under this Financing Lease at such time being required to be paid to Lessor contemporaneously with delivery of the Exchange Note), secured by one or more deeds of trust and mortgages granting a lien on the Pipeline System (the “Exchange Mortgages”) in the forms attached hereto as Exhibit F-1 and Exhibit F-2, and the payment of which is guaranteed by DRI pursuant to a guaranty agreement dated as of the date of the Exchange Note executed and delivered by DRI in the form attached hereto as

Exhibit G (the “Exchange Guaranty”), the UCC financing statements in the forms attached hereto as Exhibit H-1 and Exhibit H-2 (the “Exchange Financing Statements” and together with the Exchange Note, the Exchange Mortgages and the Exchange Guaranty, collectively the “Exchange Documents”). The Exchange Documents are in renewal, extension and rearrangement of the indebtedness and the Liens created in and by this Financing Lease. Notwithstanding that Lessee has elected to exercise the Exchange Note Option, at any time prior to consummation of such option, Lessee may irrevocably elect to prepay the Financing Lease Prepayment Amount in immediately available funds, in which case (a) such prepayment shall be due within 3 Business Days of such election and (b) the Lessor shall substantially contemporaneously comply with the Lessor Release Mechanics. With respect to any consummation of the Cash Prepayment Option, the Financing Lease Prepayment Amount will be such amount calculated as of the date such prepayment is made.
     D. Financial Assurance. In addition to the remedies provided in Section 15.B above, upon the occurrence of a Lease Event of Default pursuant to Section 15A(2), (5), (6) or (7) above, Lessor may require that Lessee deliver to Lessor Financial Assurances within ten (10) days following such event.
     E. Default Interest. While any Lease Event of Default has occurred and is continuing, or while any payment of Base Rent hereunder has not been paid in full as and when due hereunder (even if no Lease Event of Default then exists due to the provisions of Section 15A(2)), all amounts outstanding hereunder (including, without limitation, the full unpaid principal balance (as set forth in Exhibit B)) shall bear additional interest (“Default Interest”) at the rate of twelve and 25/100 percent (12.25%) per annum (“Default Interest Rate”). However, in determining the amount of Default Interest required to be paid to cure a payment default pursuant to Section 15A(2), Default Interest shall be an amount equal to an additional two percent (2%) per annum on the full balance shown on Exhibit B after the application of the previous non-defaulted payments made by Lessee. In addition, if any amount (other than as described in the preceding sentences of this Section 15.E) is not paid in full to Lessor as and when due hereunder, such amount shall bear interest at the Default Interest Rate from the earlier of the two dates described in clause (ii) of Section 15A(2) until paid in full.
     F. Successful Exchange or Prepayment Option. If Lessee consummates an Exchange or Prepayment Option in accordance with the requirements of this Financing Lease and Section 2(b) and (d) of the C&A, then, notwithstanding anything to the contrary in the Financing Lease Documents, Lessor will comply with the Lessor Release Mechanics.
     16. Estoppels. Each party agrees, from time to time, within ten (10) days after request of the other, to deliver to the requesting party, or its designee, an estoppel certificate stating whether or not this Financing Lease is in full force and effect, the date to which Base Rent has been paid, the unexpired term of this Financing Lease and such other factual matters pertaining to this Financing Lease as deemed reasonably necessary by the requesting party.

     17. Notices. Any notice or communication required or permitted in this Financing Lease shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed:
if to Lessor, as follows:
c/o Genesis Energy, L.P.
500 Dallas, Suite 2500
Houston, Texas 77002
Fax No.: (713) 860-2640
Attention: Joseph A. Blount, President and Chief Operations Officer
with a copy (which shall not constitute notice) to:
c/o Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana
44th Floor
Houston, Texas 77002
Fax No.: (713) 236-0822
Attention: J. Vincent Kendrick, Esq.
and, if to Lessee, as follows:
c/o Denbury Onshore, LLC
5100 Tennyson Parkway, Suite 1200
Plano, Texas 75024
Fax No.: (972) 673-2150
Attention: Phil Rykhoek, Chief Financial Officer
with a copies (which shall not constitute notice) to:
c/o Denbury Resources, Inc.
5100 Tennyson Parkway
Suite 1200
Plano, Texas 75024
Attn: H. Raymond Dubuisson, Vice President – Land
Baker & Hostetler LLP
1000 Louisiana, Suite 2000
Houston, Texas 77002
Fax No.: (713) 276-1626
Attention: Donald W. Brodsky, Esq.

or to such other address or to the attention of such other person as shall be designated by the applicable party and on fifteen (15) days notice from time to time in writing and sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, upon receipt.
     18. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PERFORMANCE OF OR FAILURE TO PERFORM UNDER THIS FINANCING LEASE, EXCEPT FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES PAID BY AN INDEMNIFIED PARTY TO A THIRD PARTY WITH RESPECT FOR WHICH INDEMNIFICATION IS PROVIDED TO THE INDEMNIFIED PARTY BY THE INDEMNIFYING PARTY UNDER SECTION 12 ABOVE.
     19. Casualty and Condemnation. Subject to the provisions of this Section 19, if all or a portion of the Pipeline System is damaged or destroyed in whole or in part by a Casualty or if the use, access, occupancy, easement rights or title to the Pipeline System or any part thereof, is the subject of a Condemnation, then
          (1) in the case of a Casualty affecting the Pipeline System that is not an Event of Loss, any insurance proceeds payable with respect to such Casualty shall be paid directly to Lessee (or if received by Lessor, shall be paid over to Lessee) for the sole purpose of reconstruction, refurbishment and repair of the Pipeline System; provided, however, that in the event that either (x) such reconstruction, refurbishment or repair cannot be completed prior to the end of the Lease Term or (y) Lessee shall elect not to use such proceeds for the reconstruction, refurbishment or repair of the Pipeline System, then all such insurance proceeds payable with respect to such Casualty shall be paid to Lessor to be applied towards the payment of the Financing Lease Prepayment Amount, first to expenses and Claims (other than as set forth in second and third below) then owing to Lessor under the Financing Lease Documents and/or Section 5(g) of the C&A, second to unpaid interest due and owing hereunder, and third to the principal component of the Base Rent in inverse order of maturity;
          (2) in the case of a Condemnation of any part of the Pipeline System that is not an Event of Loss, any award or compensation relating thereto shall be paid to Lessee for the sole purpose of restoration of the Pipeline System; provided, however, that if such restoration cannot be completed prior to the end of the Lease Term, then such award or compensation shall be paid to Lessor to be applied towards the payment of the Financing Lease Prepayment Amount, first to expenses and Claims (other than as set forth in second and third below) then owing to Lessor under the Financing Lease Documents and/or Section 5(g) of the C&A, second to unpaid interest due and owing hereunder, and third to the principal component of the Base Rent in inverse order of maturity;

          (3) in the case of any Casualty or Condemnation that is an Event of Loss, such award or compensation shall be paid to Lessor to be applied (x) at the option of Lessee, to the restoration of the Pipeline System where, in the reasonable opinion of Lessee and Lessor, such amounts received are sufficient to complete such restoration and such restoration may be completed prior to the end of the Lease Term; provided, however, that such option may be exercised only by written notice from Lessee to Lessor delivered no more than forty-five days following such Event of Loss, or (y) toward the payment of the Financing Lease Prepayment Amount, first to expenses and Claims (other than as set forth in second and third below) then owing to Lessor under the Financing Lease Documents and/or Section 5(g) of the C&A, second to unpaid interest due and owing hereunder, and third to the principal component of the Base Rent in inverse order of maturity;
provided, however, that, in each case, if a Lease Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid by Lessee to Lessor. All amounts held by Lessor when a Lease Event of Default exists hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or any other Person pursuant to the Financing Lease Documents and/or Section 5(g) of the C&A or turned over to Lessor or to any other Person pursuant to the Financing Lease Documents and/or Section 5(g) of the C&A shall at the option of Lessor either be (i) paid to Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with clause (6) of this Section 19, or (ii) applied to the repayment of the Financing Lease Prepayment Amount, first to expenses and Claims (other than as set forth in second and third below) then owing to Lessor under the Financing Lease Documents and/or Section 5(g) of the C&A, second to unpaid interest due and owing hereunder, and third to the principal component of the Base Rent in inverse order of maturity.
          (4) Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At Lessee’s reasonable request, and at Lessee’s sole cost and expense, Lessor shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Financing Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.
          (5) If Lessor or Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of the Pipeline System or any interest therein, Lessor or Lessee, as the case may be, shall give notice thereof to the other promptly after the receipt of such notice.

          (6) If pursuant to this Section 19, this Financing Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the Pipeline System, Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore the Pipeline System in accordance with this clause (6), Lessee shall pay the shortfall), promptly and diligently repair any damage to the Pipeline System caused by such Casualty or Condemnation in conformity with the prudent industry practice, to restore the Pipeline System to substantially the same condition, operative value and useful life as existed immediately prior to such Casualty or Condemnation. In such event, title to the Pipeline System shall remain with Lessor subject to the terms of this Financing Lease. Upon completion of such restoration, Lessee shall furnish to Lessor a certificate signed by an authorized officer of Lessee confirming that such restoration has been completed pursuant to this Financing Lease.
          (7) In no event shall a Casualty or Condemnation affect Lessee’s obligations to pay Base Rent or to perform its obligations and pay any amounts due at the termination of the Lease Term or otherwise as required by this Financing Lease.
          (8) Any Excess Casualty/Condemnation Proceeds received by Lessor in respect of a Casualty or Condemnation shall be turned over to Lessee.
          (9) Notwithstanding anything to the contrary stated above in this Section 19, Lessee shall have no obligation to repair or restore the Pipeline System during the final five (5) years of the Lease Term, provided that Lessee continues to pay Base Rent in accordance with Section 4.A above and the condition of the Pipeline System complies with Applicable Laws, and that the parties comply with their respective obligations set forth in Section 3.B above. In the event Lessee elects, by providing written notice to Lessor, not to repair or restore the Pipeline System during such final five (5) year period, any Casualty or Condemnation proceeds shall be applied first to expenses and Claims (other than as set forth in second and third below) then owing to Lessor under the Financing Lease Documents and/or Section 5(g) of the C&A, second to unpaid interest due and owing hereunder, and third to the principal component of the Base Rent in inverse order of maturity.
     20. Environmental Matters. Promptly upon Lessee obtaining Knowledge of the existence of a violation of Environmental Law with respect to the Pipeline System for which the cost of remediation or of steps to comply with applicable permits is then expected to exceed $500,000, Lessee shall notify Lessor in writing of such violation. Lessee shall, at its sole cost and expense, promptly and diligently commence any response, clean up, remedial or other action required by Applicable Law to remove, clean up or remediate each such violation. Lessee shall, upon completion of remedial action by Lessee for any such violation described in the first sentence of this Section 20, cause to be prepared by a nationally recognized environmental consultant acceptable to Lessor and Lessee (which acceptance shall not be unreasonably withheld or delayed) a report describing such violation of Environmental Law and the actions taken by Lessee (or its agents) in response to such violation, and a statement by the consultant that such violation has been remedied in compliance in all material respects with applicable Environmental Laws. Nothing in this Section 20 shall limit Lessee’s indemnification obligations set forth elsewhere in this Financing Lease
     21. Notice of Environmental Matters. Promptly, but in any event within thirty (30) days from the date Lessee obtains Knowledge thereof pursuant to written notice from any Governmental Body, Lessee shall provide to Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Laws or any Release in connection with the Pipeline System for which the cost of remediation or of steps to comply with applicable permits is then expected to exceed $500,000. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee’s proposed response thereto. In addition, Lessee shall provide to Lessor, within thirty (30) Business Days of receipt, copies of all material written communications with any Governmental Body relating to any such violation of Environmental Law or Release in connection with the Pipeline System. In the event that Lessor receives written notice of any pending or threatened claim, action or proceeding involving any Environmental Laws or any Release on or in connection with the Pipeline System, Lessor shall promptly give notice thereof to Lessee.
     22. Miscellaneous.
     A. Headings/Gender. Words of any gender used in this Financing Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Financing Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Financing Lease, or any provision hereof, or in any way affect the interpretation of this Financing Lease.
     B. Successors and Assigns. Without limiting the terms of Section 14 above, the terms, provisions and covenants and conditions contained in this Financing Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Except as provided in the preceding sentence, this Financing Lease is not for the benefit, and shall not be enforceable by, any third party.
     C. Entire Agreement. This Financing Lease and the Closing Agreement constitute the entire understandings, covenants and agreements of Lessor and Lessee with respect to the lease of the Pipeline System, and together with the Financing Lease Documents and the C&A, constitutes the entirety of the agreements of Lessor and Lessee with respect to the Pipeline System. In the event of any conflict between the terms of the C&A and the Financing Lease Documents, the parties agree that the C&A shall control. Lessor and Lessee each acknowledge that with respect to this Financing Lease, no representations, inducements, promises or agreements, oral or written, have been made by Lessor or Lessee, or anyone acting on behalf of Lessor or Lessee, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Financing Lease are of no force or effect.
     D. Severability. If any clause or provision of this Financing Lease is illegal, invalid, or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Financing Lease shall not be affected thereby, and it is also the intention of the parties to this Financing Lease that in lieu of each clause or provision of this Financing Lease that is illegal, invalid or unenforceable, there be added, as a part of this Financing Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
     E. Counterparts. This Financing Lease may be executed in counterparts, each being deemed an original, but together constituting only one instrument.
     F. Time for Performance. TIME IS OF THE ESSENCE WITH RESPECT TO ALL PERFORMANCE OBLIGATIONS CONTAINED IN THIS FINANCING LEASE.
     G. Governing Law. THIS FINANCING LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MISSISSIPPI WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES THAT WOULD DIRECT APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT IT IS MANDATORY THAT THE LAW OF SOME OTHER JURISDICTION, WHEREIN THE PIPELINE SYSTEM IS LOCATED, SHALL APPLY.
     H. Arbitration. In the event of a dispute between the parties as to any matter arising under this Financing Lease, such dispute shall be resolved in accordance with the dispute resolution provisions described in Exhibit C attached hereto and incorporated herein by reference for all purposes.
     I. Waiver. No waiver by either party of any provision of this Financing Lease or of any default, event of default or breach hereunder shall be deemed to be a waiver of any other provision of this Financing Lease, or of any subsequent default, event of default or breach of the same or any other provision. Either party’s consent to or approval of any act requiring consent or approval shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act requiring consent.
     J. Interpretation. Neither anything in this Financing Lease, nor any act of either party hereunder, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto. References to agreements or other contractual instruments shall include all amendments, restatements, modifications and supplements thereto to the extent not prohibited by this Financing Lease, the C&A, or the NEJD Intercompany Collateral Agreement, the NEJD

Intercompany Note and the Financing Agreements (as such terms are defined in the C&A).
     K. Amendments. This Financing Lease may not be modified or amended, except by an agreement in writing signed by Lessor and Lessee. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations, except as specifically set forth herein.
     L. Exhibits. All exhibits referenced herein as being attached hereto are hereby incorporated herein by reference as if set forth in full in this Financing Lease.
     M. Recording. A memorandum of this Financing Lease will be recorded or filed by any party in or with the appropriate records of each county in the State of Mississippi in which any portion of the Pipeline System is located, substantially in the form attached hereto as Exhibit I-1, and a Notice of Lease will be recorded in the conveyance and mortgage records of each Parish of the State of Louisiana in which any portion of the Pipeline System is located, substantially in the form attached hereto as Exhibit I-2. If requested by the recording or filing party, the other party shall cooperate with the recording or filing party’s efforts and furthermore, the other party shall execute any documents or agreements necessary to effectuate the recording or filing of a memorandum of this Financing Lease.
     N. Merger of Title. There shall be no merger of this Financing Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Financing Lease or the leasehold estate created hereby or any interest in this Financing Lease or such leasehold estate, and (b) a beneficial interest in Lessor.
     O. Usury. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Financing Lease, together with all fees, charges and other amounts which are treated as interest on such Financing Lease under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by Lessor in accordance with Applicable Law, the rate of interest payable in respect of the Financing Lease hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Financing Lease but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to Lessor in respect of the Financing Lease shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by Lessor.
     P. Specific Performance. The parties hereto agree that, if Lessor does not comply with the Lessor Release Mechanics as and when required hereunder, Lessee may enforce such obligations by specific performance.

     Q. Supplements to Lease Financing Documents. Lessor and Lessee shall from time to time enter into such supplements to the Financing Lease Documents as are necessary to (i) provide additional and/or corrected property descriptions for the Pipeline System and (ii) confirm the Liens created by this Financing Lease and the Memorandum of Lease to include any such additional property.
[Signatures on following page]

     EXECUTED BY LESSOR AND LESSEE, as of the date first written above.

GENESIS NEJD PIPELINE, LLC

By:	/s/ Ross A. Benavides

Name:	Ross A. Benavides
Title:	Chief Financial Officer

DENBURY ONSHORE, LLC

By:	/s/ Phil Rykhoek

Name:	Phil Rykhoek
Title:	Senior Vice President and Chief Financial Officer